[SIERRA SEMICONDUCTOR]



                                                                    May 6, 1997
Via Edgar

Corporate Finance Division
Securities and Exchange Commission
Washington, DC 20549
Attention: Filing Desk (Mail Stop 3-5)

Re:      Sierra Semiconductor Corporation
         Indication of Oral Request for Acceleration
         Amendment No. 1 to the Registration Statement on Form S-3 Filed on May 6, 1997
         Commission File No. 0-19084


Dear Sir/Madam:

         In connection with the concurrent filing of the above-referenced Registration Statement and pursuant to Rule 461 under the Securities Act of 1933, as amended, this letter indicates that an oral request for acceleration of the effective date of the Registration Statement will be made by the undersigned or, on its behalf, by Neil Wolff or Noga Devecseri Spira of Wilson Sonsini Goodrich & Rosati. The undersigned is aware of its obligations under the Securities Act of 1933, as amended.

         Please direct all questions regarding the above-referenced Registration Statement to Neil Wolff or Noga Devecseri Spira of the law firm of Wilson Sonsini Goodrich & Rosati, 650 Page Mill Road, Palo Alto, California 94304-1050, at telephone number (415)493-9300 and fax number (415)493-6811.


Very truly yours,

SIERRA SEMICONDUCTOR CORPORATION

/s/ Glenn C. Jones
--------------------------------
By: Glenn C. Jones


Title:   Chief Financial Officer and Senior Vice President, Finance